Exhibit 10.2
FLOTEK INDUSTRIES, INC.
2018 LONG-TERM INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Pursuant to the terms and conditions of the Flotek Industries, Inc. 2018 Long-Term Incentive Plan, as amended from time to time (the “Plan”) and the 2023 Management Long-Term Incentive Plan, which is adopted under and subject to the Plan, Flotek Industries, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) the number of shares of Restricted Stock Units (the “Restricted Stock Units”) set forth below. This award of Restricted Stock Units (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), the Confidentiality, Non-Competition and Non-Solicitation Covenants attached hereto as Exhibit B, (the “Covenants”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Restricted Stock Units under Section 11 of the Plan.
Participant:	[_____]
Date of Grant:	[_____]
Total Number of Restricted Stock Units:	[_____]
Vesting Commencement Date:	[_____]
Vesting Schedule:
Subject to Section 6 of the Agreement, the Plan and the other terms and conditions set forth herein, the Restricted Stock Units shall become vested according to the following schedule, so long as Participant remains continuously employed by the Company or any Affiliate from the Date of Grant through each such Vesting Date:

	Vesting Date	Number of Restricted Stock Units That Become Vested
	First Anniversary of the Vesting Commencement Date	33.3%
	Second Anniversary of the Vesting Commencement Date	33.3%
	Third Anniversary of the Vesting Commencement Date	33.3%
By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, the Covenants and this Restricted Stock Unit Award Grant Notice (this “Grant Notice”). Participant acknowledges that Participant has reviewed the Agreement, the Covenants, the Plan and this Grant Notice in their entirety and fully understand all provisions of the

Agreement, the Covenants, the Plan and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice.
Participant also understands and acknowledges that Participant should consult with Participant’s tax advisor regarding the Restricted Stock Units. By signing below, Participant acknowledges that Participant has been advised to consult with a tax advisor regarding the tax consequences of this Award of the Restricted Stock Units.
This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. In addition, Participant is consenting to receive documents with respect to the Plan and the Restricted Stock Units granted hereunder by means of electronic delivery, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that Participant is a Participant in the Plan.
IN ORDER TO RECEIVE THE BENEFITS OF THIS GRANT NOTICE AND THE AGREEMENT, AND FOR THIS AWARD OF RESTRICTED STOCK UNITS TO BE EFFECTIVE, PARTICIPANT MUST EXECUTE THIS GRANT NOTICE (THE “ACCEPTANCE REQUIREMENTS”).  IF PARTICIPANT FAILS TO SATISFY THE ACCEPTANCE REQUIREMENTS WITHIN 45 DAYS FOLLOWING THE DATE OF GRANT, THEN:

(1)THIS AGREEMENT WILL BE OF NO FORCE OR EFFECT AND THE RESTRICTED STOCK UNITS GRANTED HEREIN WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION; AND

(2)NEITHER PARTICIPANT NOR THE COMPANY WILL HAVE ANY FUTURE RIGHTS OR OBLIGATIONS UNDER THIS GRANT NOTICE OR THE AGREEMENT.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Participant has executed this Grant Notice, effective for all purposes as provided above.
    FLOTEK INDUSTRIES, INC.

    By:
    Name:
    Title:

    PARTICIPANT

    Name:

EXHIBIT A
FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (together with the Grant Notice to which this Agreement is attached and Exhibit B attached hereto, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (also the “Date of Grant”) to which this Agreement is attached by and between Flotek Industries, Inc., a Delaware corporation (the “Company”), and [_____] (“Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award. The Company hereby grants to Participant the number of Restricted Stock Units set forth in the Grant Notice (the “RSUs”) on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.Issuance Mechanics. No Shares will be issued with respect to the Restricted Stock Units until such RSUs are vested as provided herein and settled by Company.
3.Forfeiture Restrictions and Settlement.
(a)Until the RSUs vest on the applicable Vesting Date in the Grant Notice, the Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided in this Agreement or the Plan, and in the event of the termination of Participant’s employment with the Company and Affiliates, Participant shall immediately and without any further action by the Company, any Affiliate or any other person, forfeit and surrender to the Company for no consideration all of the Restricted Stock Units with respect to which the Forfeiture Restrictions have not lapsed in accordance with Section 3(b) as of the date of such termination of Participant’s employment. The prohibition against transfer and the obligation to forfeit and surrender the Restricted Stock Units to the Company upon termination of Participant’s employment as provided in the preceding sentence are referred to herein as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the RSUs.
(b)Except as otherwise set forth in Section 6, the Restricted Stock Units shall be released from the Forfeiture Restrictions in accordance with the vesting schedule set forth in the Grant Notice. Following the release of any RSUs from the Forfeiture Restrictions, the Company shall settle the award of Restricted Stock Units upon the vesting date and cause the Shares to be issued to the Participant but in no event will the Restricted Stock Units be settled later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs.
4.Dividends and Other Distributions. No dividends and other distributions that are paid or distributed with respect to Shares (whether in the form of Shares or other property (including cash)) shall be payable with respect to the Restricted Stock Units.
5.Rights as Stockholder. Participant shall have no rights of a stockholder of the Company with respect to such RSUs until such RSUs are settled.

6.Restrictive Covenants.
(a)Participant acknowledges and agrees that the grant of this Award further aligns Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Agreement, Participant agrees to abide by the terms set forth in Exhibit B, which Exhibit B is deemed to be part of this Agreement as if fully set forth herein. Participant acknowledges and agrees that the restrictive covenants contained in Exhibit B are reasonable and enforceable in all respects. By accepting this Award, Participant agrees to be bound, and promises to abide, by the terms set forth in Exhibit B and expressly acknowledges and affirms that this Award would not be granted to Participant if Participant had not agreed to be bound by such provisions.
(b)Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that Participant has failed to abide by any of the terms set forth in Exhibit B or the provisions of any other confidentiality, non-competition or non-solicitation covenant in any other agreement by and between the Company or any Affiliate and Participant, then, in addition to and without limiting the remedies set forth in Exhibit B, all Restricted Stock Units that have not been vested as of the date of such determination (and all rights arising from such Restricted Stock Units and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
7.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to Participant for federal, state, local and/or foreign tax purposes, Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined in accordance with Section 20(b) of the Plan. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or any Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
8.Restricted Stock Units Not Transferable. The Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed. No Restricted Stock Units or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

9.No Right to Continued Employment, Service or Awards.
(a)For purposes of this Agreement, Participant shall be considered to be employed by the Company or an Affiliate as long as Participant remains an employee of any of the Company, an Affiliate or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that Participant shall be considered to have terminated employment with the Company (i) when Participant ceases to be an employee of any of the Company, an Affiliate, or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award or (ii) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs Participant. Nothing in the adoption of the Plan, nor the award of the Restricted Stock Units thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time.
(b)The grant of the Restricted Stock Units is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
10.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):
Flotek Industries, Inc.
Attn: VP People Operations
5775 N. Sam Houston Pkwy. W., Suite 400
Houston, Texas 77086

If to Participant, at Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
11.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
12.Execution of Receipts and Releases. The lapse of forfeiture provisions with respect to the Restricted Stock Units to Participant or Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such lapse of forfeiture, the Company may require Participant or Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.
13.Legal and Equitable Remedies. Participant acknowledges that a violation or attempted breach of any of Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company or any Affiliate shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining Participant or the affiliates, partners or agents of Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 15 shall be cumulative and in addition to any other remedies to which such party may be entitled.
14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
15.Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Stock Units granted hereby; provided¸ however, that: (i) the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and Participant in effect as of the date a determination is to be made under this Agreement; and (ii) the terms of Exhibit B are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company or any Affiliate and Participant with respect to confidentiality, non-disclosure, non-competition or non-solicitation. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that reduces the rights of Participant shall be effective only if it is in writing and signed by both Participant and an authorized officer of the Company.
17.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.Company Recoupment of Awards. A Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder form time to time by the U.S. Securities and Exchange Commission.
19.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of Delaware law, and all actions or proceedings that arise out of or relate to the Restricted Stock Units, this Agreement or the Plan shall be held, tried or litigated exclusively in the state or federal courts of Harris County, Texas.
20.Successors and Assigns. The Company may assign any of its rights under this Agreement without Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Participant and Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.
21.Headings; References; Interpretation. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
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